Exhibit 99.1

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Avaya Completes Sale of Stake in AGC Networks to Essar Group

AGC Networks remains Avaya Platinum Business Partner; Channel Diversification Continues

Avaya Directors Step Down from the Board of AGC Networks

For Immediate Release: 31 August 2010

MUMBAI, India – Avaya, a global leader in enterprise communications systems, software and services, today announced the successful completion of the sale of its entire 59.13% stake in AGC Networks Ltd. for approximately US$ 44.5 million, as initially announced on 30 May, 2010. Completion of the sale had been subject to customary closing conditions, including those required by Indian law.

As previously stated, the sale of its AGC Networks stake will enable Avaya to drive additional focus on two of its strategic imperatives: the development of the Avaya business in India and the growth and extension of its channel coverage model through Avaya’s global channel program, Avaya Connect. AGC Networks will remain an important channel partner of Avaya serving customers in the India market, one of the fastest growing enterprise communications markets in the world, and in Australia.

As part of today’s announcement, the Avaya Directors on the Board of AGC Networks have stepped down.

“This is an important day for everyone at AGC Networks, as they embark on a new chapter in the company’s history,” said Jangoo Dalal, Managing Director, Avaya India. “The AGC Networks relationship remains an important part of Avaya’s success in India and Australia, and we look forward to continuing to support our combined customers – both existing and new – with business collaboration solutions.”

About Avaya

Avaya is a global leader in enterprise communications systems. The company provides unified communications, contact centers, data solutions, and related services directly and through its channel partners to leading businesses and organizations around the world. Enterprises of all sizes depend on Avaya for state-of-the-art communications that improve efficiency, collaboration, customer service and competitiveness. For more information please visit www.avaya.com.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: our ability to develop and sell advanced communications products and services, including unified communications and contact center solutions; our ability to develop our indirect sales channel; economic conditions and the willingness of enterprises to make capital investments; the market for advanced communications products and services, including unified communications solutions; our ability to remain competitive in the markets we serve; our ability to manage our supply chain and logistics functions; the ability to protect our intellectual property and avoid claims of infringement; our ability to effectively integrate acquired businesses into ours; our ability to maintain adequate security over our information systems; environmental, health and safety laws, regulations, costs and other liabilities; the ability to retain and attract key employees; risks relating to the transaction of business internationally; pension and post-retirement healthcare and life insurance liabilities; and liquidity and our access to capital markets. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For a further list and description of such risks and uncertainties, please refer to Avaya’s filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.